Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 28, 2020 relating to the financial statements of BlackRock, Inc., appearing in Exhibit 99.1 to the Annual Report on Form 10-K of The PNC Financial Services Group, Inc. for the year ended December 31, 2019.

/s/ Deloitte & Touche LLP
New York, New York
May 6, 2020